Exhibit A(1)

Restated Certificate of Incorporation

Canada Business
Corporations Act



   BALLARD POWER SYSTEMS INC.                        248019-1

   Name of Corporation                         Corporation Number

   I hereby certify that the
   articles of incorporation for
   the above-named corporation were
   restated under section 180 of
   the Canada Business Corporations
   Act, as set out in the attached
   restated articles of
   incorporation.





                                      August 27, 2002

     Director                         Effective Date of Restatement


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                                      -2-

                                           FORM 7
                                    RESTATED ARTICLES OF
     Industry                          INCORPORATION
     Canada                            (SECTION 180)

     Canada
     Business
     Corporations
     Act
--------------------------------------------------------------------------------

1 - Name of Corporation                                    Corporation No.

    BALLARD POWER SYSTEMS INC.                                248019-1
--------------------------------------------------------------------------------

2 - The province or territory in Canada where the registered office is situated

    VANCOUVER, BRITISH COLUMBIA
--------------------------------------------------------------------------------

3 - The classes and any maximum number of shares that the corporation is authorized to issue

    AN UNLIMITED NUMBER OF COMMON SHARES, AN UNLIMITED NUMBER OF PREFERRED SHARES ISSUABLE IN SERIES, ONE CLASS A SHARE AND ONE CLASS B SHARE
--------------------------------------------------------------------------------

4 - Restrictions, if any, on share transfers

    NOT APPLICABLE
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5 - Number (or minimum and maximum number) of directors

    The number of directors of the Corporation will be a minimum of five and a maximum of fifteen, as specifically determined by resolution of the directors from time to time.
--------------------------------------------------------------------------------

6 - Restrictions, if any, on the business the corporation may carry on

    NOT APPLICABLE
--------------------------------------------------------------------------------

7 - Other provisions, if any

The directors of the Corporation may, between annual meetings of shareholders of the Corporation, appoint one or more additional directors to serve until the next annual meeting, provided that the number of additional directors will not at any time exceed one-third of the number of directors elected at the last annual meeting and provided further that the total number of directors of the Corporation after any such appointment will not exceed the maximum number of directors permitted under the Articles of the Corporation.

The Common shares, Preferred shares, the Class A share and the Class B share will have attached thereto the rights, privileges, restrictions and conditions as set forth in Schedule A attached to the Articles of the Corporation.

In accordance with subsection 6(3) of the Canada Business Corporations Act, Part 3 and Part 4 of Schedule A attached to the Articles of the Corporation specify certain matters that, in certain circumstances, will require the approval by the votes of a greater number of directors than that required by the Canada Business Corporations Act.
--------------------------------------------------------------------------------

These restated articles of incorporation correctly set out, without substantive change, the corresponding provisions of the articles of incorporation as amended and supersede the original articles of incorporation.
--------------------------------------------------------------------------------

Date                            Signature                    8 - Capacity of


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                                      -3-


                                   SCHEDULE A



                           BALLARD POWER SYSTEMS INC.

                                     PART 1

                                  COMMON SHARES

1.1 The Common shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

        (a) Voting. The holders of Common shares shall be entitled to notice of, and to attend and vote at, all meetings of shareholders of the Corporation, and shall be entitled to one vote for each Common share held at all meetings of the shareholders of the Corporation, other than meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

        (b) Dividends. Subject to the rights of the holders of the Preferred shares, and to any other shares ranking senior to the Common shares with respect to priority in the payment of dividends, the holders of Common shares shall be entitled to receive dividends, and the Corporation shall pay dividends thereon, as and when declared by the directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the director may from time to time determine. All dividends declared on the Common shares shall be declared and paid in equal amounts per share on all Common shares at the time outstanding.

        (c) Liquidation. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of its assets among its shareholders, the holders of the Common shares shall be entitled to receive the remaining property or assets of the Corporation available for distribution pro rata, in proportion to the number of Common shares held, after distribution to the holders of the Preferred shares and any other shares, ranking senior to the Common shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, of the property or assets of the Corporation to which they are entitled in accordance with the rights attached to the Preferred shares or such other shares ranking senior to the Common shares.

                                     PART 2

                                PREFERRED SHARES

2.1 The Preferred shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

        (a) Series. The directors of the Corporation may issue the Preferred shares at any time and from time to time in one or more series. Before any share of a particular series are issued, the directors of the Corporation shall fix the number of shares that will form such series and shall determine, subject to the limitations set out in the articles of amalgamation, the designation, rights, privileges, restrictions and conditions to be attached to the Preferred shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or rates, amount or method or methods of calculation of dividends thereon, the currency or currencies of payment of dividends, the time and place of payment of dividends, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption rights (if any), the conversion or exchange rights attached thereto (if any), the voting rights attached thereto (if any) and the terms and conditions of any share purchase plan or sinking fund with respect thereto. Before the issue of the first shares of a series, the directors shall send to the Director (as defined in the Canada Business Corporations Act) articles of amendment containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the directors.

        (b) Ranking. No rights, privileges, restrictions or conditions attached to a series of Preferred shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of Preferred shares. The Preferred shares shall be entitled to priority over the Common shares of the Corporation and over any other shares ranking junior to the Preferred shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any cumulative dividends or amounts payable on a return of capital in respect of a series of Preferred shares are not paid in full, the Preferred shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full, provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preferred shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Preferred shares of any series may also be given such other preferences not inconsistent with clauses 2(a) to 2(d) hereof over the Common shares and over any other shares ranking junior to the Preferred shares as may be determined in the case of such series of Preferred shares.

        (c) Voting. Except as hereinafter referred to or as otherwise provided by law or in accordance with any voting rights which may from time to time be attached to any series of Preferred shares, the holders of the Preferred shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

        (d) Approval of Holders of Preferred Shares. The rights, privileges, restrictions and conditions attaching to the Preferred shares as a class may be added to, changed or removed but only with the approval of the holders of Preferred shares given as hereinafter specified. The


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                                      -5-

        approval of the holders of Preferred shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preferred shares as a class or any other matter requiring the consent of the holders of the Preferred shares as a class may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution passed by the affirmative vote of not less than two-thirds of the votes cast for such resolution by the holders of Preferred shares at a meeting called for that purpose, or signed by all holders of Preferred shares entitled to vote on that resolution.

                                     PART 3

                                  CLASS A SHARE

The Class A Share in the capital of the Corporation will have attached thereto the rights, privileges, restrictions and conditions set out in this Part:

3.1     Definitions.  In this Part,
        -----------

        (a) "Ballard Group" means, at any particular time, the Corporation and each Person that is a Subsidiary of the Corporation at such time,

        (b)  "Base Ballard Shares" means,

             (i)   with respect to DCX, the Base DCX Ballard Shares, and

             (ii)  with respect to Ford, the Base Ford BPS Shares,

        (c)  "Base DCX Ballard Shares" means, collectively,

             (i) the Common Shares owned by the members of the DCX Group on the date of issuance of the Class A Share, other than Common Shares issued on such date for an issue price paid in money,

             (ii) all Base Ford BPS Shares purchased from a member of the Ford Group,

             (iii) the Common Shares that DCX is treated as owning pursuant to ss.3.2, and

             (iv) the Common Shares issued by the Corporation to DCX pursuant to the DCX Rights after such Common Shares are issued,

        and including all additional Common Shares derived from such shares as a result of a reclassification, reorganization or subdivision of Common Shares or from an issuance of any stock dividend in respect of such shares,

        (d)  "Base Ford BPS Shares" means, collectively,

             (i) the Common Shares owned by the members of the Ford Group on the date of issuance of the Class B Share, other than Common Shares issued on such date for an issue price paid in money, and

             (ii) all Base DCX Ballard Shares purchased from a member of the DCX Group,

        and including all additional Common Shares derived from such shares as a result of a reclassification, reorganization or subdivision of Common Shares or from an issuance of any stock dividend in respect of such shares,

        (e) "Class A Share" means the Class A share in the capital of the Corporation,

        (f) "Class B Share" means the Class B share in the capital of the Corporation,

        (g)  "Common   Shares"  means  Common  shares  in  the  capital  of  the
        Corporation,

        (h) "control" of a corporation, limited liability company, other body corporate or other entity by a Person only occurs if

             (i) securities of the corporation, limited liability company, other body corporate or other entity to which are attached more than 50% of the votes that may be cast to elect directors of the corporation, limited liability company, other body corporate or other entity (or other members of the governing body of the corporation, limited liability company, other body corporate or other entity, if it has no board of directors) or other rights to elect a majority of directors or such other members are held, other than by way of security or pledge only, by or for the benefit of that Person, and

             (ii) the votes attached to those securities are sufficient, or such rights are sufficient, if exercised, to elect a majority of the directors (or other members of the governing body of the corporation, limited liability company, other body corporate or other entity, if it has no board of directors) of the corporation, limited liability company, other body corporate or other entity.

        (i) "DCX" means, at any particular time, DaimlerChrysler AG and its successors,

        (j) "DCX Group" means, at any particular time, DCX and each Person that is a Subsidiary of DCX at such time,

        (k) "DCX Rights" means the rights to purchase Common Shares granted by the Corporation to DCX under an agreement between DCX and the Corporation dated the date of issuance of the Class A Share pursuant to which

             (i) the Corporation is required to issue Common Shares to DCX in exchange for shares of XCELLSIS GmbH, or its successors, or

             (ii) the Corporation is required to issue Common Shares to DCX for money and the Corporation is required to purchase from DCX shares of XCELLSIS GmbH, or its successors, for an equal amount of money,

        (l) "Ford" means, at any particular time, Ford Motor Company and its successors,

        (m) "Ford Group" means, at any particular time, Ford and each Person that is a Subsidiary of Ford at such time,

        (n) "Group" means, with respect to a Person, at any particular time, that Person and each Person that is a Subsidiary of it at that time,

        (o) "own", "owns", "owned" or "owning" includes, in connection with DCX, all Common Shares which are treated as being owned by DCX pursuant to ss.3.2,

        (p) "Person" means an individual, corporation, body corporate, firm, limited liability company, partnership, syndicate, joint venture, society, association, trust or unincorporated organization or governmental authority or trustee, executor, administrator or other legal representative,

        (q) "Strategic Framework" means the strategic framework of the Corporation approved by the board of directors of the Corporation on or before the date of issuance of the Class A Share, as amended from time to time,

        (r) "Subsidiary" of a party means a corporation, limited liability company, other body corporate or other entity which that party, directly or indirectly, controls and, in the case of Ford, includes Mazda Motor Corporation for so long as Ford

             (i) owns at least 33.4% of the outstanding voting, participating equity shares in the capital of Mazda Motor Corporation, and

             (ii) retains all of the abilities and rights it had on the date of issuance of the Class B Share to effect the appointment of certain of the senior management, including the President, of Mazda Motor Corporation.

3.2     Interpretation.  For  all  purposes of this Part 3, DCX will be  treated
        --------------
as if it owned all of the Common Shares it is entitled to receive pursuant to the DCX Rights until the earlier of

        (a) the date on which Common Shares are issued by the Corporation pursuant to the DCX Rights, and

        (b) the latest date on which Common Shares are required to be issued by the Corporation pursuant to the DCX Rights.

3.3     Voting.  The  holder of the Class A Share  will not  have  any  right to
        ------
receive notice of, attend or vote at any meeting of the shareholders of the Corporation except as expressly set out in this Part.

3.4     Election of Directors. The holder of the Class A Share has the exclusive
        ---------------------
right to elect, in the 30-day period immediately following the date of issuance of the Class A Share and in the seven-day period immediately following the close of each meeting of holders of Common Shares at which one or more directors are elected (other than to fill a vacancy) or removed or at which the number of directors permitted to be elected to the board of directors of the Corporation is changed, a number of directors of the Corporation that is equal to

        (a) the product (rounded up to the closest whole number if, and only if, such product is not more than 0.3 less than such closest whole number, and otherwise rounded down to the next lower whole number) obtained when

             (i)   the greater of

                   (A)  six, and

                   (B)  the  total   number  of  directors  of  the  Corporation
                   immediately after the election of directors by the holder of the Class A Share and the holder of the Class B Share is multiplied by

             (ii)  the quotient obtained when

                   (A) the aggregate number of Common Shares owned by the members of the DCX Group at the time of such meeting is is divided by

                   (B) the total number of Common Shares outstanding at the time of such meeting, or

        (b) if the members of the DCX Group own, in the aggregate, more than 50% of the Common Shares outstanding at the time of such meeting, the greater of

             (i) the lowest number of directors that constitutes a majority of directors of the Corporation immediately after the election of directors by the holder of the Class A Share and the holder of the Class B Share, and

             (ii)  the product determined pursuant to ss.3.4(a).


3.5     Term.  Each director elected by the holder of the Class A Share  will be
        ----
elected for a term ending at the close of the next meeting of holders of Common Shares at which one or more directors are elected (other than to fill a vacancy) or removed or at which the number of directors permitted to be elected to the board of directors of the Corporation is changed.

3.6     Vacancies.  If at any time a director elected by the holder of the Class
        ---------
A Share ceases to be a director for any reason before the expiry of such director's term, the resulting vacancy may only be filled

        (a) by a new director elected by a separate esolution of the holder of the Class A Share, and

        (b) if, after such election, the number of directors elected by the holder of the Class A Share would not exceed the number of such directors such holder would be entitled to elect if a meeting of the holders of Common Shares at which one or more directors had been elected (other than to fill a vacancy) or removed or at which the number of directors permitted to be elected to the board of directors of the Corporation is changed had been held immediately before such election.

3.7     Removal.  A director elected by the holder of the Class A Share may only
        -------
be removed by a separate ordinary resolution of the holder of the Class A Share.

3.8     Notice  of  Conversion.  The  Corporation  may only  convert the Class A
        ----------------------
Share into one fully paid and non-assessable Common Share as constituted at the time of conversion, if

        (a) any Person, other than another member of the DCX Group, acquires or owns any interest in any share in the capital of the holder of the Class A Share issued to a member of the DCX Group, except that the granting of one or more mortgages, pledges, hypothecations or other security interests on any such share will not constitute a disposition of such share until such a mortgage, pledge, hypothecation or other security interest is enforced,

        (b) any member of the DCX Group sells or is deemed, pursuant to an agreement to which DCX, Ford, DBF Pref Share Holdings Inc. and the Corporation are parties dated the date of issuance of the Class A Share, to sell any Base DCX Ballard Shares, except

             (i) to another member of the DCX Group or to one or more members of the Ford Group, or

             (ii) if a member of the DCX Group acquires such Base DCX Ballard Shares within 30 days after such sale, or

        (c) the holder of the Class A Share makes a request pursuant to ss.3.12,

such conversion to be effected by, and to be effective at the time of, the delivery of a notice of conversion to the holder of the Class A Share.

3.9     Surrender  and Issuance of Certificate.  Within 30 days after receipt of
        --------------------------------------
notice of conversion pursuant to ss.3.8, the holder of the Class A Share will surrender to the Corporation the share certificate representing the Class A Share, and the Corporation will cause a share certificate representing the Common Share into which such share has been converted to be issued to such holder.

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                                      -10-

3.10    Redemption. The Corporation may only redeem the Class A Share if
        ----------

        (a) any Person, other than another member of the DCX Group, acquires or owns any interest in any share in the capital of the holder of the Class A Share issued to a member of the DCX Group, except that the granting of one or more mortgages, pledges, hypothecations or other security interests on any such share will not constitute a disposition of such share until such a mortgage, pledge, hypothecation or other security interest is enforced,

        (b) any member of the DCX Group sells or is deemed, pursuant to an agreement to which DCX, Ford, DBF Pref Share Holdings Inc. and the Corporation are parties dated the date of issuance of the Class A Share, to sell any Base DCX Ballard Shares, except

             (i) to another member of the DCX Group or to one or more members of the Ford Group, or

             (ii) if a member of the DCX Group acquires such Base DCX Ballard Shares within 30 days after such sale, or

        (c) the holder of the Class A Share makes a request pursuant to ss.3.12,

such redemption to be effected by, and to be effective at the time of, the delivery of a notice of redemption to the holder of the Class A Share.

3.11    Payment of  Redemption Price.  On or after the date of delivery  of such
        ----------------------------
notice of redemption, the Corporation will, on presentation and surrender at the records office of the Corporation of the certificate for the Class A Share, pay or cause to be paid to or to the order of the holder of the Class A Share, the amount equal to the stated capital of the Class A Share.

3.12    Holder's Right to Request Redemption or Conversion. The Corporation will
        --------------------------------------------------
redeem or convert the Class A Share pursuant to this Part 3 on request by the holder of the Class A Share if, at the time of such request, the members of the DCX Group

        (a) own, in the aggregate, at least 75% of the outstanding Common Shares, or

        (b) own or have rights to purchase less than the number of Common Shares that would entitle the holder of the Class A Share to elect at least one director of the Corporation, assuming that all members of the DCX Group have exercised all rights of conversion, exercise and exchange attached to securities owned by them that are convertible into or exchangeable or exercisable for Common Shares.

3.13    Special  Approval by Directors appointed by holders of the Class A Share
        ------------------------------------------------------------------------
and Class B Share.  Subject to ss.3.14,  while the Class A Share and the Class B
-----------------
Share are issued and outstanding and

        (a) as long as the members of the DCX Group and the Ford Group own at least

             (i) an aggregate of one-third of all of the outstanding Common Shares, not including any Common Shares issued in consideration of a material investment in, or acquisition of a Person other than a wholly-owned Subsidiary of the Corporation to which ss.3.13(m) or ss. 3.13(n) would apply and that the directors elected by the holder of the Class A Share and by the holder of the Class B Share did not vote against, and

             (ii) an aggregate of at least 20% of all of the outstanding Common Shares, and

        (b)  as long as

             (i) the members of the DCX Group own all of the Base DCX Ballard Shares, other than Base DCX Ballard Shares transferred to a member of the Ford Group,

             (ii) the members of the Ford Group own all of the Base Ford BPS Shares, other than Base Ford BPS Shares transferred to a member of the DCX Group,

             (iii) the members of the DCX Group own a sufficient number of Common Shares to entitle DCX to direct DBF Pref Share Holdings Inc. to elect at least one director of the Corporation,

             (iv) the members of the Ford Group own a sufficient number of Common Shares to entitle Ford to direct DBF Pref Share Holdings Inc. to elect at least one director of the Corporation, and

             (v) each of DCX and Ford directed DBF Pref Share Holdings Inc. to elect at least one director of the Corporation at the most recent time when entitled to do so,

the following decisions may not be made, or actions taken, by the Corporation unless approved by a number of directors of the Corporation equal to one director more than a majority of the directors of the Corporation who are entitled to vote and who do vote on such decision, including at least one director elected by the holder of the Class A Share or the holder of the Class B Share,

        (c) a reduction in size of the board of directors of Corporation below 12 directors,

        (d) the sale of all or substantially all of the business of the Corporation or the assets, property or intellectual property of all members of the Ballard Group,

        (e) any mortgage, grant of security interest, pledge or encumbrance on all or substantially all of the assets, property or intellectual property of all members of the Ballard Group,

        (f)  any  amalgamation, arrangement or statutory  reorganization  of the
        Corporation   with  another  entity  other  than  a  Subsidiary  of  the
        Corporation,

        (g) any amendment or restatement of

             (i)   the Articles of Incorporation of the Corporation, or

             (ii) the By-laws of the Corporation that is inconsistent with the terms of an agreement to which DCX, Ford, DBF Pref Share Holdings Inc. and the Corporation are parties dated the date of issuance of the Class A Share,

        (h) the voluntary commencement of bankruptcy or similar proceedings of any member of the Ballard Group,

        (i)  a reduction in the stated capital of the Corporation,

        (j)  any change of the name of the Corporation,

        (k)  a consolidation (reverse split) of Common Shares,

        (l) the approval of the annual business plan or budget of the Corporation and any changes thereto, the approval of or any material change to a strategic plan of the Corporation or any material change to the Strategic Framework,

        (m) a capital investment (or sale) by the Corporation or a wholly-owned Subsidiary of the Corporation, that is not included in a budget approved under ss.3.13(l) if the amount of such investment (or sale), together with all other such unbudgeted investments (or sales) made in the same calendar year would exceed the greater of

             (i) Cdn. $15 million before January 1, 2008 and Cdn. $30 million after December 31, 2007, and

             (ii)  the lesser of

                   (A) 25% of the total capital budget of the Corporation and its wholly-owned Subsidiaries for such calendar year, and

                   (B) Cdn. $100 million,

        (n) an investment, by way of cash, property or securities, (or sale of an investment) by the Corporation or a wholly-owned Subsidiary of the Corporation in a Person other than a wholly-owned Subsidiary of the
        Corporation or a sale of a wholly-owned Subsidiary, other than investments (or sales) provided for in a budget approved under ss.3.13(l), that exceeds the greater of

             (i)   Cdn. $25 million; and (ii) the lesser of

                   (A) 25% of the total budget for investments in Persons other than wholly-owned Subsidiaries of the Corporation for such calendar year, and

                   (B) Cdn. $100 million, and

        (o) other than as provided in a business plan or in a budget pproved under ss.3.13(l) and subject to the requirements in ss.3.13(m) and ss.3.13(n), to authorize any member of the Ballard Group to

             (i) borrow money, grant security, guaranty liabilities and obligations of another Person, other than liabilities or obligations of wholly-owned Subsidiaries, in excess of Cdn. $50 million in any calendar year, and

             (ii) incur liabilities and other obligations, other than in the ordinary course of business, in excess of Cdn. $25 million in any calendar year.

3.14    Majority Vote of Directors. If, while ss.3.13 is applicable, one or more
        --------------------------
directors of the Corporation elected by the holder of the Class A Share or the holder of the Class B Share

        (a) is prohibited under the Canada Business Corporations Act from voting on a matter specified in any of ss. 3.13(c) to ss. 3.13(o), inclusive,

        (b) abstains from voting on a matter specified in any of ss.3.13(c) to ss.3.13(o), inclusive, other than an abstention for the reason referred to inss.3.14(a), or

        (c) does not participate, in person or by way of telephone, in a meeting of the board of directors of the Corporation at which a matter specified in any of ss.3.13(a) to ss.3.13(o), inclusive, is considered, other than solely as a result of the occurrence of circumstances preventing such participation that are entirely beyond the control or remedy of such director (including, but not limited to, a medical emergency or accident of such director or an immediate family member of such director), such matter will not be subject to ss.3.13, and may be approved by a majority of the votes cast at a meeting of the board of directors of the Corporation.

3.15    Special  Approval by  Directors  appointed  by  holder  of  the  Class A
        ------------------------------------------------------------------------
Share. Subject to ss.3.16, while the Class A Share is issued and outstanding, if
-----
ss.3.13(a) or ss.3.13(b) no longer applies and the members of the DCX Group, own at any subsequent time

        (a)  at least 37.92% of the outstanding Common Shares, or

        (b) all of the Base DCX Ballard Shares and all of the Common Shares that were Base Ford BPS Shares when a member of the Ford Group owned them,

then after such time and as long as,

        (c)  the members of the DCX Group own at least

             (i) an aggregate of one-third of the outstanding Common Shares not including any Common Shares issued in consideration of a material investment in, or acquisition of, a Person other than a wholly-owned Subsidiary of the Corporation that was required to be approved and was approved under ss.3.13 or this ss.3.15, and

             (ii) an aggregate of at least 20% of all of the outstanding Common Shares, and

        (d)  the  members  of  the  DCX  Group  own  all of the Base DCX Ballard

        Shares, and the obligation of the members of the DCX Group not to compete with the Corporation or its Subsidiaries pursuant to an agreement to which DCX, Ford, DBF Pref Share Holdings Inc. and the Corporation are parties dated the date of issuance of the Class A Share is applicable, the decisions in ss.3.13(c) to ss.3.13(a), inclusive, will require approval of a number of directors of the Corporation equal to one director more than a majority of the directors of the Corporation who are entitled to vote and who do vote on such decision, including at least one of the directors elected by the holder of the Class A Share.

3.16    Majority Vote of Directors. If, while ss.3.15 is applicable, one or more
        --------------------------
directors of the Corporation elected by the holder of the Class A Share

        (a)  is prohibited  under  the  Canada  Business  Corporations  Act from
        voting  on a  matter  specified  in   any of ss. 3.13(a) to ss. 3.13(a),
        inclusive,

        (b) abstains from voting on a matter specified in any of ss.3.13(c) to ss.3.13(o), inclusive, other than an abstention for the reason referred to inss.3.16(a), or

        (c) does not participate, in person or by way of telephone, in a meeting of the board of directors of the Corporation at which a matter specified in any of ss.3.13(c) to ss.3.13(o), inclusive, is considered, other than solely as a result of the occurrence of circumstances preventing such participation that are entirely beyond the control or remedy of such director (including, but not limited to, a medical emergency or accident of such director or an immediate family member of such director), such matter will not be subject to ss.3.15, and may be approved by a majority of the votes cast at a meeting of the board of directors of the Corporation.

3.17    Dividends.   The holder  of  the  Class A Share  will not,  as  such, be
        ---------
entitled to any dividend or other distribution of profits or surplus of the Corporation at any time.

3.18    Return of Capital.   In  the  event  of  a  liquidation,  dissolution or
        -----------------
winding-up of the Corporation, whether voluntary or involuntary, the holder of the Class A Share will be entitled, in preference and priority to any distribution payable to holders of Common Shares, to receive an amount equal to the stated capital of the Class A Share and, after payment of such amount, the holder of the Class A Share will not, as such, be entitled to participate in any further distribution or payment in respect of such liquidation or dissolution or winding-up of the Corporation.

3.19    Additional  Restriction  on  Amendments  to Articles.  Except  with  the
        ----------------------------------------------------
approval by separate special resolution of the holder of the Class A Share, no amendment to the Articles of the Corporation may, while the Class A Share is issued and outstanding, be made

        (a) to change the number of Class A Shares in the authorized capital of the Corporation,

        (b)  to issue any additional Class A Share,

        (c) to alter or change any of the rights, privileges, restriction or conditions attached to the Class A Share as expressly set out in this Part, or

        (d) that would prejudice or interfere with the rights of the holder of the Class A Share to

             (i) elect and remove directors as expressly set out in this Part, or

             (ii) fill vacancies resulting from the removal, resignation, death or disqualification of directors elected by the holder of Class A Share.

3.20    Notice for Directors of Special Approval Items. While ss.3.13 or ss.3.15
        ----------------------------------------------
is applicable, notice of the time and place of each meeting of the board of directors of the Corporation to consider any of the matters specified in ss.3.13(c) to ss.3.13(o), inclusive, will be given in the manner provided in the by-laws of the Corporation to each director not less than 7 days before the time when the meeting is to be held and such notice will specify that such matter is to be considered for approval under ss.3.13(c) to ss.3.13(o) and include a description of such matter.

                                     PART 4

                                  CLASS B SHARE

The Class B Share in the capital of the Corporation will have attached thereto the rights, privileges, restrictions and conditions set out in this Part:

4.1     Definitions.  In this Part,
        -----------

        (a) "Ballard Group" means, at any particular time, the Corporation and each Person that is a Subsidiary of the Corporation at such time,

        (b)  "Base Ballard Shares" means,

             (i)   with  respect to DCX, the Base DCX Ballard  Shares,  and

             (ii)  with  respect to Ford,  the Base Ford BPS Shares,

        (c)  "Base DCX Ballard Shares" means, collectively,

             (i) the Common Shares owned by the members of the DCX Group on the date of issuance of the Class A Share, other than Common Shares issued on such date for an issue price paid in money,

             (ii) all Base Ford BPS Shares purchased from a member of the Ford Group,

             (iii) the Common Shares that DCX is treated as owning pursuant to ss.4.2(a), and

             (iv) the Common Shares issued by the Corporation to DCX pursuant to the DCX Rights after such Common Shares are issued,

        and including all additional Common Shares derived from such shares as a result of a reclassification, reorganization or subdivision of Common Shares or from an issuance of any stock dividend in respect of such shares,

        (d)  "Base Ford BPS Shares" means, collectively,

             (i) the Common Shares owned by the members of the Ford Group on the date of issuance of the Clas s B Share, other than Common Shares issued on such date for an issue price paid in money,

             (ii) all Base DCX Ballard Shares purchased from a member of the DCX Group,

             (iii) the Common Shares, if any, that Ford is treated as owning pursuant to ss.4.2(b), and

             (iv) the Common Shares, if any, issued by the Corporation to Ford pursuant to the DCX Rights, or acquired by Ford from DCX after the Corporation issues such Common Shares to DCX, after such shares are issued to, or acquired by, Ford, and including all additional Common Shares derived from such shares as a result of a reclassification, reorganization or subdivision of Common Shares or from an issuance of any stock dividend in respect of such shares,

        (e) "Class A Share" means the Class A share in the capital of the Corporation,

        (f) "Class B Share" means the Class B share in the capital of the Corporation,

        (g)  "Common   Shares"  means  Common  shares  in  the  capital  of  the
        Corporation,

        (h) "control" of a corporation, limited liability company, other body corporate or other entity by a Person only occurs if

             (i) securities of the corporation, limited liability company, other body corporate or other entity to which are attached more than 50% of the votes that may be cast to elect directors of the corporation, limited liability company, other body corporate or other entity (or other members of the governing body of the corporation, limited liability company, other body corporate or other entity, if it has no board of directors) or other rights to elect a majority of directors or such other members are held, other than by way of security or pledge only, by or for the benefit of that Person, and

             (ii) the votes attached to those securities are sufficient, or such rights are sufficient, if exercised, to elect a majority of the directors (or other members of the governing body of the corporation, limited liability company, other body corporate or other entity, if it has no board of directors) of the corporation, limited liability company, other body corporate or other entity,

        (i) "DCX" means, at any particular time, DaimlerChrysler AG and its successors,

        (j) "DCX Group" means, at any particular time, DCX and each Person that is a Subsidiary of DCX at such time,

        (k) "DCX Rights" means the rights to purchase Common Shares granted by the Corporation to DCX under an agreement between DCX and the Corporation dated the date of issuance of the Class B Share pursuant to which

             (i) the Corporation is required to issue Common Shares to DCX in exchange for shares of XCELLSIS GmbH, or its successors, or

             (ii) the Corporation is required to issue Common Shares to DCX for money and the Corporation is required to purchase from DCX shares of XCELLSIS GmbH, or its successors, for an equal amount of money,

        (l) "Ford" means, at any particular time, Ford Motor Company and its successors,

        (m) "Ford Group" means, at any particular time, Ford and each Person that is a Subsidiary of Ford at such time,

        (n) "Group" means, with respect to a Person, at any particular time, that Person and each Person that is a Subsidiary of it at that time,

        (o) "own", "owns", "owned" or "owning" includes, in connection with DCX, all Common Shares which are treated as being owned by DCX pursuant to ss.4.2(a), and in connection with Ford, all Common Shares which are treated as being owned by Ford pursuant to ss.4.2(b),

        (p) "Person" means an individual, corporation, body corporate, firm, limited liability company, partnership, syndicate, joint venture, society, association, trust or unincorporated organization or Governmental Authority or trustee, executor, administrator or other legal representative,

        (q) "Strategic Framework" means the strategic framework of the Corporation, approved by the board of directors of the Corporation on or before the date of issuance of the Class B Share, as amended from time to time,

        (r) "Subsidiary" of a party means a corporation, limited liability company, other body corporate or other entity which that party, directly or indirectly, controls and, in the case of Ford, includes Mazda Motor Corporation for so long as Ford

             (i) owns at least 33.4% of the outstanding voting, participating equity shares in the capital of Mazda Motor Corporation, and

             (ii) retains all of the abilities and rights it had on the date of issuance of the Class B Share to effect the appointment of certain of the senior management, including the President, of Mazda Motor Corporation.

4.2     Interpretation.  For all purposes of this Part 4,
        --------------

        (a) DCX will be treated as if it owned all of the Common Shares it is entitled to receive pursuant to the DCX Rights until the earliest of

             (i) the date on which Common Shares are issued by the Corporation pursuant to the DCX Rights,

             (ii) the latest date on which Common Shares are required to be issued by the Corporation pursuant to the DCX Rights, and

             (iii) the first date on which Ford is treated as owning such Common Shares pursuant to ss.4.2(b), and

        (b) if members of the Ford Group own all of the Common Shares that were Base DCX Ballard Shares when a member of the DCX Group owned them and Ford has the unconditional right and obligation to acquire from DCX all Common Shares which DCX is entitled to receive pursuant to the DCX Rights upon issuance of such Common Shares to DCX, Ford will be treated as if it owned all of the Common Shares DCX is entitled to receive pursuant to the DCX Rights until the earlier of

             (i) the date on which Common Shares are issued by the Corporation pursuant to the DCX Rights, and

             (ii) the latest date on which Common Shares are required to be issued by the Corporation pursuant to the DCX Rights.

4.3     Voting.  The  holder of  the Class B Share  will not  have any  right to
        ------
receive notice of, attend or vote at any meeting of the shareholders of the Corporation except as expressly set out in this Part.

4.4     Election  of  Directors.   The  holder  of the  Class B Share  will  has
        -----------------------
the exclusive right to elect, in the 30-day period immediately following the date of issuance of the Class B Share and in the seven-day period immediately following the close of each meeting of holders of Common Shares at which one or more directors are elected (other than to fill a vacancy) or removed or at which the number of directors permitted to be elected to the board of directors of the Corporation is changed, a number of directors of the Corporation that is equal to

        (a) the product (rounded up to the closest whole number if, and only, if, such product is not more than 0.3 less than such closest whole number, and otherwise rounded down to the next lower whole number) obtained when

             (i)   the greater of

                   (A)  six, and

                   (B)  the  total  number  of  directors  of  the   Corporation
                   immediately after the election of directors by the holder of the Class A Share and the holder of the Class B Share is multiplied by

             (ii)  the quotient obtained when

                   (A) the aggregate number of Common Shares owned by the members of the Ford Group at the time of such meeting is divided by

                   (B) the total number of Common Shares outstanding at the time of such meeting, or

        (b) if the members of the Ford Group own, in the aggregate, more than 50% of the Common Shares outstanding at the time of such meeting, the greater of

             (i) the lowest number of directors that constitutes a majority of directors of the Corporation immediately after the election of directors by the holder of the Class A Share and the holder of the Class B Share, and

             (ii)  the product determined pursuant to ss.4.4(a).

4.5     Term.  Each  director elected by the holder of the Class B Share will be
        ----
elected for a term ending at the close of the next meeting of holders of Common Shares at which one or more directors are elected (other than to fill a vacancy) or removed or at which the number of directors permitted to be elected to the board of directors of the Corporation is changed.

4.6     Vacancies.  If at any time a director elected by the holder of the Class
        ---------
B Share ceases to be a director for any reason before the expiry of such director's term, the resulting vacancy may only be filled

        (a) by a new director elected by a separate resolution of the holder of the Class B Share, and

        (b) if, after such election, the number of directors elected by the holder of the Class B Share would not exceed the number of such directors such holder would be entitled to elect if a meeting of the holders of Common Shares at which one or more directors had been elected (other than to fill a vacancy) or removed or at which the number of directors permitted to be elected to the board of directors of the Corporation is changed had been held immediately before such election.

4.7     Removal.  A director elected by the holder of the Class B Share may only
        -------
be removed by a separate ordinary resolution of the holder of the Class B Share.

4.8     Notice of  Conversion.  The  Corporation  may only  convert the  Class B
        ---------------------
Share into one fully paid and non-assessable Common Share as constituted at the time of conversion, if

        (a) any Person, other than another member of the Ford Group, acquires or owns any interest in any share in the capital of the holder of the Class B Share issued to a member of the Ford Group, except that the granting of one or more mortgages, pledges, hypothecations or other security interests on any such share will not constitute a disposition of such share until such a mortgage, pledge, hypothecation or other security interest is enforced,

        (b) any member of the Ford Group sells or is deemed, pursuant to an agreement to which DCX, Ford, DBF Pref Share Holdings Inc. and the Corporation are parties dated the date of issuance of the Class B Share, to sell any Base Ford BPS Shares, except

             (i) to another member of the Ford Group or to one or more members of the DCX Group, or

             (ii) if a member of the Ford Group acquires such Base Ford BPS Shares within 30 days after such sale, or

        (c) the holder of the Class B Share makes a request pursuant to ss. 4.12, such conversion to be effected by, and to be effective at the time of, the delivery of a notice of conversion to the holder of the Class B Share.

4.9     Surrender and Issuance of Certificate.   Within  30 days  after  receipt
        -------------------------------------
of notice of conversion pursuant to ss.4.8, the holder of the Class B Share will surrender to the Corporation the share certificate representing the Class B Share, and the Corporation will cause a share certificate representing the Common Share into which such share has been converted to be issued to such holder.

4.10    Redemption. The Corporation may only redeem the Class B Share if
        ----------

        (a) any Person, other than another member of the Ford Group, acquires or owns any interest in any share in the capital of the holder of the Class B Share issued to a member of the Ford Group, except that the granting of one or more mortgages, pledges, hypothecations or other security interests on any such share will not constitute a disposition of such share until such a mortgage, pledge, hypothecation or other security interest is enforced,

        (b) any member of the Ford Group sells or is deemed, pursuant to an agreement to which DCX, Ford, DBF Pref Share Holdings Inc. and the Corporation are parties dated the date of issuance of the Class B Share, to sell any Base Ford BPS Shares, except

             (i) to another member of the Ford Group or to one or more members of the DCX Group, or

             (ii ) if a member of the Ford Group acquires such Base Ford BPS Shares within 30 days after such sale, or

        (c)  the  holder of the Class  B Share  makes a request  pursuant to ss.
        4.12,

such redemption to be effected by, and to be effective at the time of, the delivery of a notice of redemption to the holder of the Class B Share.

4.11    Payment of Redemption Price.  On or after the date of  delivery  of such
        ---------------------------
notice of redemption, the Corporation will, on presentation and surrender at the records office of the Corporation of the certificate for the Class B Share, pay or cause to be paid to or to the order of the holder of the Class B Share, the amount equal to the stated capital of the Class B Share.

4.12    Holder's Right to Request Redemption or Conversion. The Corporation will
        --------------------------------------------------
redeem or convert the Class B Share pursuant to this Part 4 on request by the holder of the Class B Share if, at the time of such request, the members of the Ford Group

        (a) own, in the aggregate, at least 75% of the outstanding Common Shares, or

        (b) own or have rights to purchase less than the number of Common Shares that would entitle the holder of the Class B Share to elect at least one director of the Corporation, assuming that all members of the Ford Group have exercised all rights of conversion, exercise and exchange attached to securities owned by them that are convertible into or exchangeable or exercisable for Common Shares.

4.13    Special Approval by Directors appointed by holders of the Class A  Share
        ------------------------------------------------------------------------
and Class B Share.  Subject to ss.4.14, while the Class A Share and the Class B
-----------------
Share are issued and outstanding and

        (a) as long as the members of the DCX Group and the Ford Group own at least

             (i) an aggregate of one-third of all of the outstanding Common Shares, not including any Common Shares issued in consideration of a material investment in, or acquisition of a Person other than a wholly-owned Subsidiary of the Corporation to which ss. 4.13(m) or ss. 4.13(n) would apply and that the directors elected by the holder of the Class A Share and by the holder of the Class B Share did not vote against, and

             (ii)  an  aggregate  of  at  least  20% of all  of the  outstanding
              Common Shares, and

        (b)  as long as

             (i) the members of the DCX Group own all of the Base DCX Ballard Shares, other than Base DCX Ballard Shares transferred to a member of the Ford Group,

             (ii) the members of the Ford Group own all of the Base Ford BPS Shares, other than Base Ford BPS Shares transferred to a member of the DCX Group,

             (iii) the members of the DCX Group own a sufficient number of Common Shares to entitle DCX to direct DBF Pref Share Holdings Inc. to elect at least one director of the Corporation,

             (iv) the members of the Ford Group own a sufficient number of Common Shares to entitle Ford to direct DBF Pref Share Holdings Inc. to elect at least one director of the Corporation, and

             (v) each of DCX and Ford directed DBF Pref Share Holdings Inc. to elect at least one director of the Corporation at the most recent time when entitled to do so,

the following decisions may not be made, or actions taken, by the Corporation unless approved by a number of directors of the Corporation equal to one director more than a majority of the directors of the Corporation who are entitled to vote and who do vote on such decision, including at least one director elected by the holder of the Class A Share or the holder of the Class B Share,

        (c) a reduction in size of the board of directors of Corporation below 12 directors,

        (d) the sale of all or substantially all of the business of the Corporation or the assets, property or intellectual property of all members of the Ballard Group,

        (e) any mortgage, grant of security interest, pledge or encumbrance on all or substantially all of the assets, property or intellectual property of all members of the Ballard Group,

        (f)  any  amalgamation, arrangement or statutory  reorganization  of the
        Corporation   with  another  entity  other  than  a  Subsidiary  of  the
        Corporation,

        (g)  any amendment or restatement of

             (i)   the Articles of Incorporation of the Corporation, or

             (ii) the By-laws of the Corporation that is inconsistent with the terms of an agreement to which DCX, Ford, DBF Pref Share Holdings Inc. and the Corporation are parties dated the date of issuance of the Class B Share,

        (h) the voluntary commencement of bankruptcy or similar proceedings of any member of the Ballard Group,

        (i)  a reduction in the stated capital of the Corporation,

        (j)  any  change  of the  name of the  Corporation,

        (k)  a consolidation (reverse split) of Common Shares,

        (l) the approval of the annual business plan or budget of the Corporation and any changes thereto, the approval of or any material change to a strategic plan of the Corporation or any material change to the Strategic Framework,

        (m) a capital investment (or sale) by the Corporation or a wholly-owned Subsidiary of the Corporation, that is not included in a budget approved under ss.4.13(l) if the amount of such investment (or sale), together with all other such unbudgeted investments (or sales) made in the same calendar year would exceed the greater of

             (i) Cdn. $15 million before January 1, 2008 and Cdn. $30 million after December 31, 2007, and

             (ii)  the lesser of

                   (A) 25% of the total capital budget of the Corporation and its wholly-owned Subsidiaries for such calendar year, and

                   (B)  Cdn. $100 million,

        (n) an investment, by way of cash, property or securities, (or sale of an investment) by the Corporation or a wholly-owned Subsidiary of the Corporation in a Person other than a wholly-owned Subsidiary of the
        Corporation or a sale of a wholly-owned Subsidiary, other than investments (or sales) provided for in a budget approved under ss.4.13(l), that exceeds the greater of

             (i)   Cdn. $25 million; and

             (ii)  the lesser of

                   (A) 25% of the total budget for investments in Persons other than wholly-owned Subsidiaries of the Corporation for such calendar year, and

                   (B) Cdn. $100 million, and

        (o) other than as provided in a business plan or in a budget approved under ss.4.13(l) and subject to the requirements in ss.4.13(m) and ss.4.13(n), to authorize any member of the Ballard Group to

             (i) borrow money, grant security, guaranty liabilities and obligations of another Person, other than liabilities or obligations of wholly-owned Subsidiaries, in excess of Cdn. $50 million in any calendar year, and

             (ii) incur liabilities and other obligations, other than in the ordinary course of business, in excess of Cdn. $25 million in any calendar year.

4.14    Majority Vote of Directors. If, while ss.4.13 is applicable, one or more
        --------------------------
directors of the Corporation elected by the holder of the Class A Share or the holder of the Class B Share

        (a) is prohibited under the Canada Business Corporations Act from voting on a matter specified in any of ss.4.13(c) to ss.4.13(o), inclusive,

        (b) abstains from voting on a matter specified in any of ss.4.13(c) to ss.4.13(o), inclusive, other than an abstention for the reason referred to inss.4.14(a), or

        (c) does not participate, in person or by way of telephone, in a meeting of the board of directors of the Corporation at which a matter specified in any of ss.4.13(c)to ss.4.13(o), inclusive, is considered, other than solely as a result of the occurrence of circumstances preventing such participation that are entirely beyond the control or remedy of such director (including, but not limited to, a medical emergency or accident of such director or an immediate family member of such director), such matter will not be subject to ss.4.13 and may be approved by a majority of the votes cast at a meeting of the board of directors of the Corporation.

4.15    Special Approval by  Directors appointed by holder of the Class B Share.
        -----------------------------------------------------------------------
Subject to ss.4.16, while the Class B Share is issued and outstanding, if ss.4.13

        (a) or ss.4.13(b) no longer applies and the members of the Ford Group own at any subsequent time (a) at least 37.92% of the outstanding Common Shares, or

        (b) all of the Base Ford BPS Shares and all of the Common Shares that were Base D CX Ballard Shares when a member of the DCX Group owned them,

then after such time and as long as,

        (c)  the members of the Ford Group own at least

             (i) an aggregate of one-third of the outstanding Common Shares not including any Common Shares issued in consideration of a material investment in, or acquisition of, a Person other than a wholly-owned Subsidiary of the Corporation that was required to be approved and was approved under ss.4.13 or this ss.4.15, and

             (i) an aggregate of at least 20% of all of the outstanding Common shares, and

        (d)  the members of the Ford Group own all of the Base Ford BPS Shares,

and the obligation of the members of the DCX Group not to compete with the Corporation or its Subsidiaries pursuant to an agreement to which DCX, Ford, DBF Pref Share Holdings Inc. and the Corporation are parties dated the date of issuance of the Class B Share is applicable, the decisions in ss.4.13(c) to ss.4.13(o), inclusive, will require the approval of a number of directors of the Corporation equal to one director more than a majority of the directors of the Corporation who are entitled to vote and who do vote on such decision, including at least one of the directors elected by the holder of the Class B Share.

4.16    Majority Vote of Directors. If, while ss.4.15 is applicable, one or more
        --------------------------
directors of the Corporation elected by the holder of the Class B Share

        (a) is prohibited under the Canada Business Corporations Act from voting on a matter specified in any of ss.4.13(c) to ss.4.13(o), inclusive,

        (b)  abstains  from voting on a matter specified in any of ss.4.13(c) to
        ss.4.13(o),  inclusive,  other  than  an  abstention  for   the   reason
        referred to inss.4.16(a), or

        (c) does not participate, in person or by way of telephone, in a meeting of the board of directors of the Corporation at which a matter
        specified   in   any  of  ss.4.13(c)  to   ss.4.13(o),   inclusive,   is
        considered, other than solely as a result of the occurrence of circumstances preventing such participation that are entirely beyond the control or remedy of such director (including, but not limited to, a medical emergency or accident of such director or an immediate family member of such director), such matter will not be subject to ss.4.15 and may be approved by a majority of the votes cast at a meeting of the board of directors of the Corporation.

4.17    Dividends. The  holder  of the  Class B  Share  will  not,  as  such, be
        ---------
entitled to any dividend or other distribution of profits or surplus of the Corporation at any time.

4.18    Return of Capital.  In  the  event  of  a  liquidation,  dissolution  or
        -----------------
winding-up of the Corporation, whether voluntary or involuntary, the holder of the Class B Share will be entitled, in preference and priority to any distribution payable to holders of Common Shares, to receive an amount equal to the stated capital of the Class B Share and, after payment of such amount, the holder of the Class B Share will not, as such, be entitled to participate in any further distribution or payment in respect of such liquidation or dissolution or winding-up of the Corporation.

4.19    Additional Restriction on Amendments to Articles.    Except   with   the
        ------------------------------------------------
approval by separate special resolution of the holder of the Class B Share, no amendment to the Articles of the Corporation may, while the Class B Share is issued and outstanding, be made

        (a) to change the number of Class B Shares in the authorized capital of the Corporation,

        (b)  to issue any additional Class B Share,

        (c) to alter or change any of the rights, privileges, restriction or conditions attached to the Class B Share as expressly set out in this Part, or

        (d) that would prejudice or interfere with the rights of the holder of the Class B Share to

             (i) elect and remove directors as expressly set out in this Part, or

             (ii) fill vacancies resulting from the removal, resignation, death or disqualification of directors elected by the holder of Class B Share.

4.20    Notice for Directors of Special Approval Items. While ss.4.13 or ss.4.15
        ----------------------------------------------
is applicable, notice of the time and place of each meeting of the board of directors of the Corporation to consider any of the matters specified in ss.4.13(c) to ss.4.13(o), inclusive, will be given in the manner provided in the by-laws of the Corporation to each director not less than 7 days before the time when the meeting is to be held and such notice will specify that such matter is to be considered for approval under ss.3.13(c) to ss.3.13(o) and include a description of such matter.